Chang G. Park, CPA, Ph. D.

 t 2667 CAMINO DEL RIO S. PLAZA Bt SAN DIEGO t CALIFORNIA 92108-3707 t

t TEL (858) 722-5953 t  FAX (858) 761-0341 t (858) 433-2979

t E-Mail changgpark@gmail.com

 _________________________________________________________________________________________________________________________

PLS CPA, A Professional Corp.

t 4725 MERCURY STREET SUITE 210 t SAN DIEGO t CALIFORNIA 92111 t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

February 2, 2016

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen

I have read the statements included under Item 4.01 in the Form 8-K, dated February 2, 2016 of Biotricity Inc. (former Metasolutions, Inc.) to be filed with the Securities and Exchange Commission and I agree with such statements insofar as they relate to our dismissal.

We have no basis to agree or disagree with any other statements of the Registrant contained therein.

Very truly yours,

/s/ plc cpa

____________________________

PLS CPA, A Professional Corp.